                                                                   EXHIBIT 10.11
                                                                  CONFORMED COPY


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                             TERM CREDIT AGREEMENT


                                    BETWEEN


                                 MERCOM, INC.


                                      AND


                             CABLE MICHIGAN, INC.




                         -----------------------------


                               U.S. $14,150,725


                         -----------------------------



                   Originally Dated as of November 26, 1989,

                  Amended and Restated as of August 16, 1995

                                      and

             Further Amended and Restated as of September 29, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.    Definitions................................................  1
                 -----------
SECTION 1.02.    Accounting Terms and Determinations........................  8
                 -----------------------------------


                                  ARTICLE II

                                  THE CREDITS

SECTION 2.01.    Loans Outstanding..........................................  8
                 -----------------
 ............................................................................  8
SECTION 2.02.    The Note...................................................  8
                 --------
SECTION 2.03.    Maturity of Loans..........................................  9
                 -----------------
SECTION 2.04.    Interest Rates.............................................  9
                 --------------
SECTION 2.05.    Optional Prepayments....................................... 10
                 --------------------
SECTION 2.06.    General Provisions as to Payments.......................... 10
                 ---------------------------------
SECTION 2.07.    Computation of Interest.................................... 11
                 -----------------------
SECTION 2.08.    Security Documents......................................... 11
                 ------------------

                                  ARTICLE III

                                  CONDITIONS

SECTION 3.01.    Effectiveness.............................................. 11
                 -------------


                                  ARTICLE IV

                            Intentionally omitted.



                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

SECTION 5.01.    Corporate Existence and Power.............................. 12
                 -----------------------------
SECTION 5.02.    Corporate and Governmental Authorization; No Contravention. 12
                 ----------------------------------------------------------
SECTION 5.03.    Binding Effect............................................. 12
                 --------------
 ............................................................................ 12

                                                                           Page
                                                                           ----

SECTION 5.04.    Approval of Regulatory Authorities......................... 12
                 ----------------------------------


                                  ARTICLE VI

                                   COVENANTS

SECTION 6.01.    Information................................................ 13
                 -----------
SECTION 6.02.    Maintenance of Property; Insurance......................... 14
                 ----------------------------------
SECTION 6.03.    Conduct of Business and Maintenance of Existence........... 14
                 ------------------------------------------------
SECTION 6.04.    Compliance with Laws; Notice of Proceedings................ 14
                 -------------------------------------------
SECTION 6.05.    Inspection of Property, Books and Records.................. 14
                 -----------------------------------------
SECTION 6.06.    Debt....................................................... 15
                 ----
SECTION 6.07.    Negative Pledge............................................ 15
                 ---------------
SECTION 6.08.    Consolidations, Mergers and Sales of Assets................ 16
                 -------------------------------------------
SECTION 6.09.    Use of Proceeds............................................ 16
                 ---------------
SECTION 6.10.    Interest Coverage Ratio.................................... 17
                 -----------------------
SECTION 6.11.    Debt to Operating Cash Flow Ratio.......................... 17
                 ---------------------------------
SECTION 6.12.    Lines of Business.......................................... 17
                 -----------------
SECTION 6.13.    Investments................................................ 17
                 -----------
SECTION 6.14.    Certain Obligations Respecting Subsidiaries................ 17
                 -------------------------------------------


                                  ARTICLE VII

                              EVENTS OF DEFAULTS

SECTION 7.01.    Events of Default.......................................... 18
                 -----------------


                                 ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.01.    Notices.................................................... 20
                 -------
SECTION 8.02.    Amendments and Waivers; Cumulative Remedies................ 21
                 -------------------------------------------
SECTION 8.03.    Successors and Assigns..................................... 21
                 ----------------------
SECTION 8.04.    Expenses; Documentary Taxes; Indemnification............... 21
                 --------------------------------------------
SECTION 8.05.    Counterparts; Integration.................................. 22
                 -------------------------
SECTION 8.06.    Headings; Table of Contents................................ 22
                 ---------------------------
SECTION 8.07.    Governing Law.............................................. 22
                 -------------

                                                                            Page
                                                                            ----

SECTION 8.08.    WAIVER OF JURY TRIAL....................................... 22
                 --------------------

Exhibit A        Note

                              TERM CREDIT AGREEMENT


          AGREEMENT dated as of September 29, 1997 between MERCOM, INC., a Delaware corporation (the "Borrower"), and CABLE MICHIGAN, INC., a Pennsylvania corporation (the "Lender").

     WHEREAS the Borrower and Morgan Guaranty Trust Company of New York ("Morgan") entered into a Term Credit Agreement dated as of November 26, 1989 and amended and restated as of August 16, 1995 (as the same may have been amended prior to the date hereof, the "Original Agreement");

     WHEREAS on September 29, 1997 the Lender purchased all of Morgan's interest in the Original Agreement and the loans made thereunder;

     WHEREAS the parties hereto wish, upon satisfaction of the conditions set forth in Section 3.01 hereof, to amend and restate the Original Agreement as set forth herein (such amendment and restatement, the "Amendment"; and the Original Agreement, as in effect from time to time prior to the Effective Date (as defined below), as amended and restated by the Amendment as of the Effective Date and as further amended from time to time thereafter, this "Agreement".


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Definitions.  The following terms, as used herein,
                         -----------
shall have the following respective meanings:

          "ACC" means Allegan County Cablevision, Inc., a Michigan corporation, with its successors.

          "Base Rate Loan" means a Loan which is treated as a Base Rate Loan in accordance with the definition of Interest Period.

          "CCI" means Coldwater Cablevision, Inc., a Michigan corporation, and its successors.

          "CCV" means Communications and Cablevision, Inc., a Michigan corporation, and its successors.

          "Collateral" has the meaning set forth in Section 3 of the Security Agreement.

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, reimbursement obligations related to letters of credit, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

          "Debt to Operating Cash Flow Ratio" means, as of any date of determination thereof, the ratio of Consolidated Debt as of such date to Operating Cash Flow for the four consecutive fiscal quarters most recently completed.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would unless cured or waived become an Event of Default.

          "Dollars" and the sign "$" mean lawful money of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Effective Date" means the date the Amendment becomes effective in accordance with Section 3.01 hereof.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

          "Euro-Dollar Loan" means each Loan outstanding hereunder other than any Loan that is treated as a Base Rate Loan in accordance with the definition of Interest Period.

          "Event of Default" has the meaning set forth in Article VII hereof.

          "Franchise" means a franchise, license, authorization or right by contract or otherwise, to construct, own, operate, promote, extend and/or otherwise exploit any cable television system operated or to be operated by the Borrower or any Subsidiary granted by any state, county, city, town, village or any other local, state or federal governmental authority.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided
                                                                    --------
that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" means CCV, ACC and CCI.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Interest Coverage Ratio" means as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Operating Cash Flow to (ii) Interest Expense in each case for the four consecutive fiscal quarters ending on such date.

          "Interest Expense" means, for any period, all interest accrued on Debt of the Borrower and its Consolidated Subsidiaries for such period.

          "Interest Income" means, for any period, all interest earned by the Borrower or Consolidated Subsidiaries in respect of Debt to the Borrower or Consolidated Subsidiaries, as implied or actual interest, however designated, and including, without limitation, all preferred stock dividends.

          "Interest Period" means with respect to each Euro-Dollar Loan (i) initially, the period commencing on the Effective Date and ending three months thereafter and (ii) thereafter, each successive period of three months, provided that

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless with respect to a Euro-Dollar Loan such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

     Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on such Date;

provided further, however, that if any such Interest Period shall be less than
-------- -------
30 days, the Loan for such Interest Period shall be a Base Rate Loan; provided
                                                                      --------
further, that upon the request of the Borrower the Lender may, in its sole
-------
discretion, make Euro-Dollar Loans with such other Interest Periods and at such interest rates as the Borrower and the Lender may agree.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" and "Loans" means a Base Rate Loan or a Euro-Dollar Loan, or both, as the context may require.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(b) hereof.

          "Material Debt" means Debt of the Borrower and/or one or more of its Subsidiaries arising in one or more related or unrelated transactions, in the aggregate principal or face amount exceeding $100,000.

          "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans.

          "Operating Cash Flow" means for any period, pretax income (or deficit, as the case may be) of the Borrower and its Consolidated Subsidiaries for such period, excluding (to the extent included in pretax income (or pretax deficit, as the case may be) above) (i) Interest Expense, (ii) Interest Income, (iii) depreciation, depletion and amortization of properties and other non-cash charges, (iv) extraordinary gains on sales of assets, (v) earnings or income of unconsolidated Subsidiaries or Persons (other than the Borrower) who are not Subsidiaries (other than cash dividends received by the Borrower or a Consolidated Subsidiary) and (vi) that portion of the earnings or income of Consolidated Subsidiaries attributable to minority interests therein for such period, all determined on a consolidated basis in accordance with generally accepted accounting principles; provided that, for
                                                          --------
purposes of calculating Operating Cash Flow for any period, (x) any Person who was not a Consolidated Subsidiary at the beginning of such period but was a Consolidated Subsidiary at the end of such period shall be deemed to have been a Consolidated Subsidiary for the entire period, and (y) any Person who was a Consolidated Subsidiary at the beginning of such period but was not a Consolidated Subsidiary at the end of such period shall be deemed to have not been a Consolidated Subsidiary for the entire period.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Pledge Agreement" means the Pledge Agreement among the Borrower, CCV and Morgan originally dated as of November 26, 1989 and amended and restated August 16, 1995, as the same may be amended, modified or supplemented from time to time (including as of the Effective Date).

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by First Union National Bank as its prime rate.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Security Agreement" means the Security Agreement among the Borrower, CCV, ACC, CCI and Morgan originally dated as of November 26, 1989 and amended and restated August 16, 1995, as the same may be amended, modified or supplemented from time to time (including as of the Effective Date).

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the Borrower.

          "Subsidiary Guaranty" means the Subsidiary Guaranty of the Guarantors originally dated of November 26, 1989 and amended and restated as of August 16, 1995, as the same may be amended, modified or supplemented from time to time (including as of the Effective Date).

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-2 by Standard & Poor's Corporation and P-2 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $3,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such
                                          --------
Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

          "Termination Date" means December 31, 2002, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02.  Accounting Terms and Determinations.  Unless otherwise
                         -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lender.


                                   ARTICLE II

                                  THE CREDITS

          SECTION 2.01.  Loans Outstanding.  On the date hereof there are Loans
                         -----------------
outstanding to the Borrower under the Agreement in the aggregate principal amount of $14,150,725. The credit facility evidenced by the Agreement is not revolving in nature, and amounts repaid or prepaid prior to the Termination Date may not be reborrowed. On the Effective Date, the Lender purchased from Morgan the Loans outstanding on such date.


          SECTION 2.02.  The Note.
                         --------

          (a) The Loans shall be evidenced by a single Note payable to the order of the Lender for it account. Such Note shall be dated on or before the Effective Date and shall set forth the outstanding principal amount of the

Loans on the Effective Date as the maximum principal amount thereof.

          (b) The Lender shall record the date and amount of each payment of principal made by the Borrower with respect to the Loans and, prior to any transfer of the Note, shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each Loan then outstanding; provided that the failure of the Lender to make any such
                       --------
recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. The Lender is hereby irrevocably authorized by the Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

          SECTION 2.03.  Maturity of Loans.  Each Loan shall mature, and the
                         -----------------
principal amount thereof shall be due and payable, on the Termination Date.

          SECTION 2.04.  Interest Rates.
                         --------------

          (a) Each Loan that is treated as a Base Rate shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan becomes treated as a Base Rate Loan until it becomes due or ceases to be treated as a Base Rate Loan, at a rate per annum equal to the Prime Rate. Such interest shall be payable on the last day of each month. Any overdue principal of and, to the extent permitted by law, overdue interest on the Base Rate Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the unpaid principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of 1.00% plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on the Euro-Dollar Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the rate of interest applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

          The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum for three-month deposits in Dollars that appears on the Telerate Page 3750 at approximately 11:00 a.m. London time two (2) Business Days prior to the commencement of such Interest Period. If, for any reason, such rate is not available, then "London Interbank Offered Rate" shall mean the rate per annum at which, as quoted to the Lender by First Union National Bank (of such other leading bank in the City of New York selected by the Lender), deposits in Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a three-month period.

          SECTION 2.05.  Optional Prepayments.
                         --------------------

          (a) The Borrower may, upon at least one Domestic Business Day's notice to the Lender, prepay the Base Rate Loans without premium or penalty in whole at any time or from time to time in part in amounts aggregating $l,000,000 or any multiple thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

          (b) The Borrower may, upon three Euro-Dollar Days' notice, prepay the Euro-Dollar Loans without premium or penalty in whole at any time or from time to time in part in amounts aggregating $l,000,000 or any multiple thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment; provided that such prepayment shall occur at the end
                           --------
of the Interest Period applicable to any such Loans.

          SECTION 2.06.  General Provisions as to Payments.  The Borrower shall
                         ---------------------------------
make each payment of principal of, and interest on, the Loans hereunder not later than 11:00 a.m. (New York City time) on the date when due by wire transfer of immediately available funds to the account designated on the signature page hereof, or to such other account as the Lender may designate from time to time by notice to the Borrower. Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be advanced to the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

          SECTION 2.07.  Computation of Interest.  Interest based on the Prime
                         -----------------------
Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for actual days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.08.  Security Documents.  The obligations of the Borrower to
                         ------------------
the Lender shall continue to be entitled to the benefits of the Pledge Agreement, the Subsidiary Guaranty and the Security Agreement.


                                  ARTICLE III

                                   CONDITIONS

          SECTION 3.01.  Effectiveness.  The Amendment shall become effective on
                         -------------
the date that each of the following conditions shall have been satisfied:

          (a) receipt of the Lender of counterparts hereof signed by each of the parties hereto;

          (b) receipt by the Lender of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.03 hereof;

          (c) receipt by the Lender of payment of accrued interest through (but not including) the Effective Date; and

          (d) receipt by the Lender of fully executed amendments to the Pledge Agreement, Security Agreement and Subsidiary Guaranty, each in form and substance satisfactory to the Lender in its sole discretion.


                                   ARTICLE IV

                             Intentionally omitted.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          The Borrower hereby represents and warrants to the Lender that:

          SECTION 5.01.  Corporate Existence and Power.  The Borrower and each
                         -----------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 5.02.  Corporate and Governmental Authorization; No
                         --------------------------------------------
Contravention.  The execution, delivery and performance by the Borrower of this
-------------
Agreement, the Note, the Pledge Agreement and the Security Agreement, by CCV of the Pledge Agreement, the Security Agreement and the Subsidiary Guaranty, by each of ACC and CCI of the Security Agreement and the Subsidiary Guaranty are within such Person's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Person or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or result in the creation or imposition of any Lien on any asset of such Person or any of its Subsidiaries other than in favor of the Lender as provided for in the Pledge Agreement and the Security Agreement.

          SECTION 5.03.  Binding Effect.  This Agreement, the Pledge Agreement
                         --------------
and the Security Agreement constitute valid and binding agreements of the Borrower, the Pledge Agreement, the Subsidiary Guaranty and the Security Agreement constitute valid and binding agreements of CCV, the Security Agreement and the Subsidiary Guaranty constitute valid and binding agreements of each of ACC and CCI and the Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower.

          SECTION 5.04.  Approval of Regulatory Authorities.  No approval or
                         ----------------------------------
consent of, or filing or registration with, any state or federal commission or other federal, state or local regulatory authority is required in connection with the execution, delivery and performance by the Borrower of this Agreement, the Note, the Pledge Agreement, the Subsidiary Guaranty and the Security Agreement.



                                  ARTICLE VI

                                   COVENANTS

          So long as any Loan is outstanding, unless compliance shall have been waived in writing by the Lender, the Borrower agrees that:

          SECTION 6.01.  Information.  The Borrower will deliver to the Lender:
                         -----------

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year, and the related consolidated statements of operations, shareholders' capital deficiency or retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the preceding fiscal year, all reported on in a manner acceptable to the Lender by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing, together with unaudited balance sheets and statements of the Borrower and its Consolidated Subsidiaries for that period;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related consolidated statements of operations, shareholders' capital deficiency or retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Lender may reasonably request.

          SECTION 6.02.  Maintenance of Property; Insurance.  (a) The Borrower
                         ----------------------------------
will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; and

          (b) The Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $1,000,000, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Lender may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Lender may approve in writing.

          SECTION 6.03.  Conduct of Business and Maintenance of Existence.  The
                         ------------------------------------------------
Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and Franchises necessary or desirable in the normal conduct of business.

          SECTION 6.04.  Compliance with Laws; Notice of Proceedings.  The
                         -------------------------------------------
Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 6.05.  Inspection of Property, Books and Records.  The
                         -----------------------------------------
Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Lender at the Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 6.06.  Debt.  The Borrower will not permit any Subsidiary to
                         ----
create or allow to exist any Debt other than Debt to the Borrower and other than capital lease obligations which shall not exceed $100,000 in the aggregate. The Borrower will not create or allow to exist any Debt in excess of $100,000 in the aggregate other than Debt to the Lender, whether hereunder or otherwise.

          SECTION 6.07.  Negative Pledge.  Neither the Borrower nor any
                         ---------------
Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for:

          (a) Liens existing on the date hereof securing Debt outstanding on the date of this Agreement (including Liens securing Debt under this Agreement) or Liens securing any other Debt permitted by Section 6.06;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within
     --------
     90 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is
                              --------
     not secured by any additional assets; and

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

          SECTION 6.08.  Consolidations, Mergers and Sales of Assets.  The
                         -------------------------------------------
Borrower will not, without the prior written approval of the Lender, (i) consolidate or merge with or into any other Person, (ii) participate in, or contribute or assign any assets or funds to, any partnership or joint venture,
(iii) sell, lease or otherwise transfer all or any substantial part of its assets to any other Person or (iv) transfer any Collateral other than in accordance with the Pledge Agreement and the Security Agreement. The Borrower will not permit any Subsidiary to consolidate with, merge with or into or transfer all or any substantial part of its assets to any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary.

          SECTION 6.09.  Use of Proceeds.  No part of the proceeds of any Loan
                         ---------------
hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate of buying or carrying any "margin stock" within the meaning of Regulation U. If requested by the Lender, the Borrower will furnish to the Lender in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

          SECTION 6.10.  Interest Coverage Ratio.  The Borrower will not permit
                         -----------------------
the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 3.5 to 1.

          SECTION 6.11.  Debt to Operating Cash Flow Ratio.  The Borrower will
                         ---------------------------------
not permit the ratio of Debt to Operating Cash Flow at any time to be greater than 3.5 to 1.

          SECTION 6.12.  Lines of Business.  The Borrower will not, and will not
                         -----------------
permit any Subsidiary to, enter into any new lines of business (which are materially different from and unrelated to the lines of business respectively conducted by them) or change materially the nature of the business respectively conducted by them on the date hereof.

          SECTION 6.13.  Investments.  Neither the Borrower nor any Subsidiary
                         -----------
will make or acquire any Investment in any Person other than:

          (a) Investments in Subsidiaries existing on the date hereof;

          (b) Temporary Cash Investments; and

          (c) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (c) does not exceed $250,000.

          SECTION 6.14.  Certain Obligations Respecting Subsidiaries.  The
                         -------------------------------------------
Lender shall have the right from time to time to require the Borrower, pursuant to a written request from the Lender, (i) to cause such Subsidiaries as may be specified in such request to become parties to the Subsidiary Guaranty or to execute and deliver such other guaranties, in form and substance satisfactory to the Lender, guaranteeing payment of the Borrower's obligations hereunder and
(ii) to cause such Material Subsidiaries as may be specified in such request to become parties to the Security Agreement or to execute and deliver such other security agreements, in form and substance satisfactory to the Lender, securing payment of the Borrower's obligations hereunder. Any such request shall be made by the Lender in the good faith exercise of its discretion. Within thirty days after any such request, the Borrower shall, and shall cause the appropriate Subsidiaries or Material Subsidiaries of the Borrower to (i) execute and deliver to the Lender such number of copies as the Lender may specify of documents creating such guaranties and security interests and (ii) do all other things which may be necessary or which the Lender may reasonably request in order to confer upon and confirm to the Lender the benefits of such security interests.


                                  ARTICLE VII

                              EVENTS OF DEFAULTS

          SECTION 7.01.  Events of Default.  If any one or more of the following
                         -----------------
events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of or interest on any Loan, or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.06 to 6.14 (inclusive) hereof; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Lender; or

          (d) any representation, warranty, certification or statement made by the Borrower or any Subsidiary in this Agreement, the Pledge Agreement, the Security Agreement or the Subsidiary Guaranty or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect upon the date when made or deemed made; or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt (other than the Note) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) any member of the ERISA Group shall fail to pay when due any amount or amounts aggregating in excess of $200,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $200,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $200,000; or

          (j) judgments or orders for the payment of money in excess of $200,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 20 days; or

          (k) the Subsidiary Guaranty, for any reason other than payment in full of all amounts due hereunder, ceases to be in full force and effect, is revoked or is declared null and void, or the Guarantors deny that they have or contest any further liability under the Subsidiary Guaranty, or give notice to that effect; or

          (l) the Lien created by the Security Agreement shall at any time and for any reason not constitute a valid and perfected Lien subject to no prior or equal Lien;

then, and in every such event, (1) in the case of any of the Events of Default specified in paragraphs (g) or (h) above, the principal of and accrued interest on the Note shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived and (2) in the case of any other Event of Default specified above, the Lender may, by notice in writing to the Borrower, declare the Note and all other sums payable under this Agreement to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Notices.  All notices, requests and other
                         -------
communications hereunder shall be in writing (including bankwire, telex, facsimile transmission or similar writing). Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and oral confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as specified in this Section or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lender pursuant to Section 2.06 hereof which are given otherwise than by telex or facsimile transmission shall not be effective until received by the Lender. Any such notice, request, demand or communication shall be delivered or addressed as follows:

          (i) if to the Borrower, to it at Mercom, Inc., 105 Carnegie Center, Princeton, New Jersey 08540; Attention: Treasurer (if by facsimile
                                       ---------
          transmission, to facsimile no: 609-734-3875);

          (ii) if to the Lender, to it at Cable Michigan, Inc., 105 Carnegie Center, Princeton, New Jersey 08540, Attention: Treasurer (if by
                                               ---------
          facsimile transmision, to facsimile no. 609-734-3875);

or at such other address, telex or facsimile transmission number as any party hereto may designate by written notice to the other party hereto.

          SECTION 8.02.  Amendments and Waivers; Cumulative Remedies.
                         -------------------------------------------

          (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrower and the Lender.

          (b) No failure or delay by the Lender in exercising any right, power or privilege hereunder or the Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.03.  Successors and Assigns.  The provisions of this
                         ----------------------
Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lender.

          SECTION 8.04.  Expenses; Documentary Taxes; Indemnification.  (a)  The
                         --------------------------------------------
Borrower shall pay all reasonable out-of-pocket expenses and internal charges of the Lender (including reasonable fees and disbursements of special counsel for the Lender and time charges of attorneys who may be employees of the Lender) in connection with the preparation and administration of this Agreement, the Note, the Pledge Agreements, the Subsidiary Guaranty and the Security Agreement, any waiver or consent hereunder or thereunder, any amendment hereof or thereof, or any Default or alleged Default hereunder or thereunder and, if there is an Event of Default, in connection with collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Note, any Pledge Agreement, the Subsidiary Guaranty or the Security Agreement.

          (b) The Borrower agrees to indemnify the Lender and hold the Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Lender in connection with any investigative, administrative or judicial proceeding (whether or not the Lender shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided
                                                                        --------
that the Lender shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 8.05.  Counterparts; Integration.  This Agreement may be
                         -------------------------
signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 8.06.  Headings; Table of Contents.  The section and
                         ---------------------------
subsection headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

          SECTION 8.07.  Governing Law.  This Agreement and the Note shall be
                         -------------
construed in accordance with and governed by the law of the State of New York.

          SECTION 8.08.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE
                         --------------------
LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PLEDGE AGREEMENT, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                         MERCOM, INC.


                                         By:    /s/   Timothy J. Stoklosa
                                             -----------------------------------
                                             Title:   Vice President, Treasurer



                                         CABLE MICHIGAN, INC.


                                         By:    /s/   Timothy J. Stoklosa
                                             -----------------------------------
                                             Title:   Senior Vice President,
                                                      Treasurer

                                                                       EXHIBIT A

                                     NOTE

U.S. $14,150,725                                              September 29, 1997

                                                              New York, New York

          FOR VALUE RECEIVED, MERCOM, INC., Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of CABLE MICHIGAN, INC. (the "Lender") for its account, the unpaid principal amount of each Loan outstanding under the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.

          All such payments of principal and interest shall be made in lawful money of the United States of America in Federal or other immediately available funds at the office of the Lender designated pursuant to Section 2.06 of the Credit Agreement.

          All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or
--------
endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is the Note referred to in the amended and restated Term Credit Agreement between the Borrower and the Lender dated as of September 29, 1997 (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                      MERCOM, INC.


                                      By: /s/ Timothy J. Stoklosa
                                         ------------------------------------
                                         Title: Senior Vice President, Treasurer